APPLICATION FOR GROUP ANNUITY CONTRACT

ING Life Insurance and Annuity Company (ILIAC)
A member of the ING family of companies
PO Box 990063
Hartford, CT 06199-0063

As used on this form, the term “ING,” “ILIAC,” “Company,” “we,” “us” or “our” refers to your plan’s funding agent and/or services provider. That entity is ILIAC. Contact us for more information.

l. APPLICANT INFORMATION

Applicant Name (Employer/Contract Holder)

Address

City

State

ZIP

Tax Identification #

2. ACCOUNT INFORMATION
Full Legal Plan Name

Type of Organization

F Governmental Organization	F Tax-exempt Organization (includes churches, healthcare organizations and
State, local, county, municipality	private education organizations)

Healthcare	501(c)(3) Organization (IRS tax-exempt status letter required to be
Public School	submitted for organizations formed after 10/9/69)
F K-12	Church, qualified and non-qualified church controlled organizations
F High Education	Healthcare
F For Profit Organization	Education
Corporation	501(c)(__) Organization. Type of Entity
Unincorporated (e.g. partnerships,
self-employed & S Corporations)	F Other (specify)
Type of Plan (Select one.)
403(b) Plan	457 Plan
F 403(b) Non-ERISA public schools and ERISA exempt	Governmental 457(b) (including public schools)
501(c)(3) organizations	Tax-exempt 457(b) top hat (for select management
403(b) ERISA (generally, 501(c)(3) organization	and/or highly compensated employees)
sponsoring a 403(b) with employer and/or employee	Tax-exempt 457(b) (only non-qualified church
contributions)	controlled organizations)
401(a)/(k) Plan

F 401(a)	Other (specify)
401(k) - employee salary deferral plan

Product (Select one. All products may not be available in all states.)

F ING Custom Choice II
F ING Custom Choice Value II
F ING Custom Choice Blend II
F ING Educator’s Direct
F ING Map Plus NP

F ING Retirement Master II
ING Retirement Choice II (Fixed Plus Account III)
ING Retirement Plus II
Other (specify) _______________________________________

ERISA Status

Is this Plan subject to ERISA Title I? F Yes F No

If “Yes,” indicate the Plan Anniversary (Month/Day) (required)

All payments and values provided by the group Contract, when based on the investment experience of the Separate Account, are variable and are not guaranteed as to fixed dollar amount. Amounts allocated to the Guaranteed Accumulation Account, if available and withdrawn before a guaranteed term maturity date, and/or amounts allocated to the Fixed Account, if applicable, may be subject to a market value adjustment. The market value adjustment may result in an increase, or a decrease, in a participant’s account value.

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TM: DCPLNINSTL/PLNINTHEG

3. REPLACEMENT (Must be completed.)

Do you currently have any existing annuity contracts or life insurance policies?

Yes No

Will any existing life insurance or annuity contracts be changed or replaced by the contract applied for herein?

	Yes	No
4.	CONTRACT HOLDER SIGNATURE AND AUTHORIZATION

By signing this form, I understand that:

  I am selecting an annuity product to fund a tax-deferred arrangement;
  the tax laws provided for deferral of taxation of earnings on participant account balances; and
  although the annuity provides features and benefits that may be of value to participants, it does not provide any additional deferral of taxation beyond that provided by the tax-deferred arrangement itself.

Additionally, I acknowledge that the pre-filled information, as well as the information I have provided is complete and accurate. I further understand that the Company is entitled to rely exclusively on information provided on this form.

I acknowledge receipt of the current annuity prospectus for the group annuity contract or contract disclosure booklet, as well as current fund prospectuses for each of the variable investment options. I HAVE ATTACHED A COPY OF PROSPECTUS RECEIPT TO THIS APPLICATION (required for registered contracts only). The Effective Date of the Contract is the Contract Holder’s date of signature below.

Fraud Notice: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

Contract Holder Signature	Date
Title	City/Town and State Where Signed
Witness Signature	Date

5. PRODUCER SIGNATURE

Does the applicant have any existing life insurance policies or annuity contracts?

Yes

No

Do you have any reason to believe that the contract applied for will replace any existing annuity or life insurance coverage?

Yes	No
Producer Name		Florida License #
Producer Signature		Date

155634 (01/14) (FL)	Page 2 of 2 - Incomplete without all pages.	Order #155638 FL 04/01/2014
TM: DCPLNINSTL/PLNINTHEG